Exhibit 21.1

List of Subsidiaries of Pypo Digital Company Limited

	Wholly-Owned Subsidiaries	Place of Incorporation
1.	Pypo Holdings (HK) Company Limited	Hong Kong

2.	Beijing PYPO Technology Group Co., Ltd.	PRC

3.	Heilongjiang PYPO Digital Technology Co., Ltd.	PRC

4.	Shenyang PYPO Technology Co., Ltd.	PRC

5.	Shandong PYPO Digital Technology Co., Ltd.	PRC

6.	Shanxi PYPO Technology Co., Ltd.	PRC

7.	Jilin PYPO Technology Co., Ltd.	PRC

8.	Inner Mongolia PYPO Technology Co., Ltd.	PRC

9.	Hebei PYPO Digital Technology Co., Ltd.	PRC

10.	Beijing PYPO Communication Technology Co., Ltd.	PRC

11.	Shanghai PYAO Digital Technology Co., Ltd.	PRC

12.	Anhui PYPO Electronics Co., Ltd.	PRC

13.	Zhejiang PYPO Digital Technology Co., Ltd.	PRC

14.	Henan PYPO Technology Co., Ltd.	PRC

15.	Nanjing PYAO Technology Co., Ltd.	PRC

16.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	PRC

17.	Chongqing PYPO Digital Technology Co., Ltd.	PRC

18.	Gansu PYPO Digital Technology Co., Ltd.	PRC

19.	Guizhou PYPO Technology Co., Ltd.	PRC

20.	Jiangxi PYPO Technology Co., Ltd.	PRC

21.	Guangxi PYPO Communication Equipment Co., Ltd.	PRC

22.	Fujian PYPO Technology Co., Ltd.	PRC

23.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	PRC

24.	Guangdong PYPO Technology Co., Ltd.	PRC

25.	Shenzhen PYPO Communication Equipment Co., Ltd.	PRC

	Consolidated Affiliated Entities	Place of Incorporation
26.	Beijing PYPO Shidai Technology Co., Ltd.	PRC

27.	Beijing Feijie Investment Co., Ltd.	PRC

28.	Beijing Yipai-top Communication Technology Co., Ltd.	PRC

29.	Hebei Guoxun Huifang Communication Equipment Co., Ltd.	PRC

30.	Beijing Dongdian Infinity Technology Co., Ltd.	PRC

31.	Beijing Zhongshi PYPO Television & Movie Cultural Co., Ltd.	PRC

32.	Henan Xinya Communication Equipment Co., Ltd.	PRC

33.	Kunming Golden Bailaohui Technology Development Co., Ltd.	PRC

34.	Hunan Feihong Telecommunication Science and Technology Co., Ltd.	PRC

35.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

36.	Cangzhou Guoxun Huifang Communication Equipment Co., Ltd.	PRC

37.	Baoding Guoxun Huifang Communication Equipment Co., Ltd.	PRC

38.	Langfang Guoxun Huifang Communication Equipment Co., Ltd.	PRC

39.	Zhangjiakou Guoxun Huifang Communication Equipment Co., Ltd.	PRC

40.	Handan Guoxun Huifang Communication Equipment Co., Ltd.	PRC

41.	Tangshan Guoxun Huifang Communication Equipment Co., Ltd.	PRC

42.	Xingtai Guoxun Huifang Communication Equipment Co., Ltd.	PRC

43.	Hebei Baibang Electronic Technology Co., Ltd.	PRC

44.	Kaifeng Xinya Telecommunication Equipment Co., Ltd.	PRC

45.	Liuyang Feihong Telecommunication Science and Technology Co., Ltd.	PRC

46.	Suzhou Industrial Park Guanzhilin Trading Co., Ltd.	PRC

47.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

48.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

49.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

50.	Wuxi Guance Communication Equipment Co., Ltd.	PRC

51.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	PRC

52.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

53.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

54.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

55.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

56.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

57.	Heze Guanzhilin Communication Equipment Co., Ltd.	PRC

58.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	PRC

59.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

60.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

61.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	PRC

62.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

63.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	PRC

64.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

65.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

66.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

67.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

68.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

69.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

70.	Datong Guanzhilin Commercial Trading Co., Ltd.	PRC

71.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	PRC

72.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

73.	Gansu Guanzhilin Communication Equipment Co., Ltd.	PRC